                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                 FORM 8-K/A

                           CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported: October 6, 1999)

                              AUTOWEB.COM, INC.
           (Exact name of registrant as specified in this charter)

                                  Delaware
               (State or Other Jurisdiction of Incorporation)

           000-25577                        77-0412737
     (Commission File Number)   (I.R.S. Employer Identification Number)

           3270 Jay Street, Building 6, Santa Clara, California 95054
              (Address of Principal Executive Offices) (Zip Code)

                                 (408) 554-9552
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OF ASSETS

     On October 21, 1999, Autoweb.com, Inc. (the "Company") filed a Form 8-K to report its acquisition of the Automotive Information Center, a division of The Gale Group, Inc., for $16.0 million in cash and 363,636 shares of the Company's common stock. Pursuant to Item 7 of such Form 8-K, the Company indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Form 8-K/A is filed to provide the required financial information.

     Item 7 of the Company's Current Report on Form 8-K is amended to read in its entirety as follows:

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Automotive Information Center Division Financial Statements

          Report of Independent Accountants
          Balance Sheets as of December 31, 1998 and September 30, 1999 Statements of Operations for the Year Ended December 31, 1998 and for the Nine Months Ended September 30, 1999
          Statements of Divisional Equity for the Year Ended December 31, 1998 and for the Nine Months Ended September 30, 1999
          Statements of Cash Flows for the Year Ended December 31, 1998 and for the Nine Months Ended September 30, 1999
          Notes to Financial Statements

     (b)  Pro Forma Financial Information

          Overview
          Unaudited Pro Forma Condensed Balance Sheet as of September 30, 1999 Unaudited Pro Forma Condensed Statement of Operations for the Year Ended December 31, 1998 and for the Nine Months Ended September 30, 1999
          Notes to the Unaudited Pro Forma Condensed Financial Statements

     (c)  Exhibits

          23.1 Consent of Independent Accountants

                       Report of Independent Accountants

The Management of Automotive Information Center, A Division of the Gale Group, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, divisional equity and cash flows present fairly, in all material respects, the financial position of the Automotive Information Center, a division of The Gale Group, Inc. ("AIC") at December 31, 1998 and September 30, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999 in conformity with generally accepted accounting principles. These financial statements are the responsibility of AIC's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion expressed above.



/s/ PricewaterhouseCoopers LLP


San Jose, California
November 5, 1999

THE AUTOMOTIVE INFORMATION CENTER, A DIVISION OF THE GALE GROUP, INC. BALANCE SHEETS
(in thousands)

                                                                       December 31,   September 30,
                                                                          1998            1999
                                                                       ------------   ------------
                                ASSETS
Current assets:
       Cash and cash equivalents  .....................................  $      296     $      384
       Accounts receivable, net of allowance for doubtful accounts of..       2,097          1,329
        $5 in 1998 and 1999 ...........................................
       Other current assets ..............................                       27             29
       Amounts due from The Gale Group ................................           -            259
                                                                         ----------     ----------
       Total current assets  ..........................................       2,420          2,001
Property and equipment, net  ..........................................         175            234
Goodwill, net..........................................................       1,753          1,096
                                                                         ----------     ----------
   Total assets  ......................................................  $    4,348     $    3,331
                                                                         ==========     ==========
                  LIABILITIES AND DIVISIONAL EQUITY
Current liabilities:
       Accounts payable and other accrued expenses  ...................  $       47     $       27
       Accrued payroll and related expenses  ..........................         413            388
       Deferred revenue  ..............................................         761            624
       Amounts due to The Gale Group ..................................         881              -
                                                                         ----------     ----------
   Total current liabilities  .........................................       2,102          1,039

Commitments (Note 5)

Divisional equity....................................................         2,246          2,292
                                                                         ----------     ----------
Total liabilities and divisional equity .............................    $    4,348     $    3,331
                                                                         ==========     ==========

   The accompanying notes are an integral part of these financial statements.

THE AUTOMOTIVE INFORMATION CENTER, A DIVISION OF THE GALE GROUP, INC. STATEMENTS OF OPERATIONS
(in thousands)

                                                                                Nine months
                                                               Year ended          ended
                                                              December 31,      September 30,
                                                                  1998              1999
                                                            -----------------  ---------------
Net revenues  ...............................................         $3,924            $3,848
Cost of net revenues  .......................................          1,235             1,756
                                                                      ------            ------
       Gross profit  ........................................          2,689             2,092
                                                                      ------            ------
Operating expenses:
       Sales and marketing  .................................            479               735
       Product development ..................................            263               105
       General and administrative   .........................            713               530
       Amortization of intangibles  .........................            876               657
                                                                      ------            ------
 Total operating expenses  ..................................          2,331             2,027
                                                                      ------            ------
Income from operations  .....................................            358                65
Interest and other income (expense), net  ...................            (27)               23
                                                                      ------            ------
Income before income taxes...................................            331                88
Income tax (expense) benefit.................................           (609)              (42)
                                                                      ------            ------
Net income (loss)............................................         $ (278)           $   46
                                                                      ======            ======

   The accompanying notes are an integral part of these financial statements.

      THE AUTOMOTIVE INFORMATION CENTER, A DIVISION OF THE GALE GROUP INC.

                       STATEMENTS OF DIVISIONAL EQUITY
                                (in thousands)

                           Partnership      Divisional
                             interest         Equity          Total
Balance at
     January 1, 1998          $(1,069)         $    -       $(1,069)

Acquisition of
     partnership
     interest                   1,069           2,524         3,593

Net loss                            -            (278)         (278)
                              -------          ------       -------
Balance at
     December 31, 1998              -           2,246         2,246

Net income                          -              46            46
                              -------          ------       -------
Balance at
     September 30, 1999       $     -          $2,292       $ 2,292
                              =======          ======       =======

 The accompanying notes are an integral part of these financial statements.

THE AUTOMOTIVE INFORMATION CENTER, A DIVISION OF THE GALE GROUP INC. STATEMENTS OF CASH FLOWS
(in thousands)

                                                                              Year ended       Nine months
                                                                             December 31,    ended September 30,
                                                                                 1998             1999
                                                                             -------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income (loss)  ................................................    $      (278)       $        46
       Adjustments to reconcile net income (loss) to net cash provided by operating activities:
          Depreciation  ..................................................             90                 58
          Amortization of intangibles.....................................            876                657
          Change in assets and liabilities:
            Accounts receivable  .........................................         (1,498)               768
            Other current assets  ........................................              3                 (2)
            Accounts payable and other accrued expenses  .................              9                (20)
            Accrued payroll and related expenses  ........................           (168)               (25)
            Deferred revenue  ............................................            334               (137)
            Due to/from The Gale Group  ..................................            967             (1,140)
                                                                              -----------        -----------
 Net cash provided by operating activities  ..............................            335                205
                                                                              -----------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
       Acquisition of property and equipment  ............................           (151)              (117)
       Cash received from acquisition  ...................................            112                  -
                                                                              -----------        -----------
 Net cash used in investing activities  ..................................            (39)              (117)
                                                                              -----------        -----------
Net increase in cash and cash equivalents  ...............................            296                 88
Cash and cash equivalents, at the beginning of period  ...................              -                296
                                                                              -----------        -----------
Cash and cash equivalents, at end of period  .............................    $       296        $       384
                                                                              ===========        ===========
Supplemental disclosure of noncash investing and financing activities:
Liabilities pushed down in connection with acquisition of AIC:
       Fair value of assets pushed down in connection with acquisition  ..    $     3,457
       Cash received  ....................................................            112
       Divisional equity  ................................................         (2,524)
                                                                              -----------
            Liabilities assumed ..........................................    $     1,045
                                                                              ===========

   The accompanying notes are an integral part of these financial statements.

CERTAIN OPERATIONS OF THE AUTOMOTIVE INFORMATION CENTER, A DIVISION OF THE GALE GROUP INC.

NOTES TO FINANCIAL STATEMENTS

1.  The Company

     Automotive Information Center was founded in 1982 as a sole proprietorship, was incorporated in November 1985 as Access Dynamics, Inc., and was merged into a partnership in July 1993. It was operated as a partnership until January 1, 1998, when Thomson Company, Inc. acquired the whole of the partnership interest, and operated the Company as a division of one of its U. S. subsidiaries, The Gale Group, Inc. The accompanying financial statements include the operations of the Automotive Information Center ("AIC"), a division of The Gale Group, Inc, for all periods presented. Such financial statements have been prepared from the separate records maintained by AIC and may not necessarily be indicative of the conditions that would have existed or the results of operations if the division had been operated as an unaffiliated company. Portions of certain expenses represent allocations made from The Gale Group, Inc. (see Note 2).

     AIC primarily develops software database products containing information about specifications, standard features, optional features, and prices of new vehicles sold in the US. The Company licenses its database information to various automobile manufacturers and develops and licenses web based applications of its data to a variety of customers. The Company also offers its database information directly to consumers through its own website as well as through agreements with other web-based companies. The Company markets and sells its products and services primarily in North America and operates in one business segment.

2.  Summary of Significant Accounting Policies

    Basis of Presentation

     The accompanying financial statements include the operations of AIC (on a carved out basis as discussed below) through September 30, 1999. The balance sheets at December 31, 1998 and September 30, 1999 represent the balance sheets of AIC as part of the Gale Group, Inc. (on a carved out basis as discussed below). The divisional financial statements have been derived from the historical books and records of the Gale Group, Inc. The balance sheets at December 31, 1998 and September 30, 1999 include all assets and liabilities directly attributable to the division, which are derived from the historical cost information of the Gale Group, Inc. and which are presented at the carry over basis of the Gale Group, Inc. The divisional statements of operations include all revenues and expenses directly incurred for AIC, as well as charges for shared facilities, functions and services used by the division.

     Management believes that the allocated expenses were made on a reasonable basis and that the level of expenses would not have been materially different if such services had been provided by third parties.

    Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Concentrations of Credit Risk

     Financial instruments that potentially subject AIC to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with two high credit quality financial institutions in the United States. AIC maintains allowances for potential credit losses and such losses have been within management's expectations. For the year ended December 31, 1998 there were two customers that accounted for 23% and 17%, respectively, of AIC's 1998 net revenues. For the nine months ended September 30, 1999, there were two customers that accounted for 23% and 16%, respectively, of AIC's 1999 net revenues. There were four and three customers with a balance due to AIC in excess of 10% of aggregate accounts receivable as of December 31, 1998 and as of September 30, 1999, respectively.

  Cash and Cash Equivalents

     AIC considers all highly liquid investments purchased with original maturities of ninety days or less to be cash equivalents. Cash equivalents consist primarily of deposits in money market funds.

  Fair Value of Financial Instruments

     Carrying amounts of certain of AIC's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and other accrued liabilities, approximate fair value due to their short maturities.

  Property and Equipment

     Property and equipment are stated at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally three years. Leasehold improvements are amortized on a straight-line basis over their estimated useful lives or the term of the lease, whichever is shorter. Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

  Intangible Assets

     Goodwill resulting from acquisitions is recorded based upon the excess of the purchase price and the net assets acquired and is amortized on a straight-line basis over the estimated period of benefit, namely three years.

  Revenue Recognition

     Revenues are derived primarily from license fees for its software database products, banner advertising and website development and hosting services. The software database product license revenues are recognized over the period of the subscription, usually one year. AIC also derives revenue from the sale of banner advertisements, which is recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations for AIC remain and collection of the resulting receivable is probable. To the extent that minimum guaranteed page deliveries are not met, the Company defers recognition of the corresponding revenues until the guaranteed page deliveries are achieved. AIC derives revenue on certain referral contracts based on the amount of traffic generated through a link from its website to the customer's website. AIC also derives revenues from website development and hosting services. Revenue from website development is recognized upon completion and acceptance of the development work by the customer. Revenue from website hosting services is recognized ratably over the period in which the hosting service is provided.

  Income Taxes

     AIC accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are calculated at the balance sheet date using current tax laws and rates in effect. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that the deferred tax asset will not be realized.

     Income taxes have been provided in the AIC 1998 and 1999 statements of operations as if AIC was a separate taxable entity. Since the division was not a separate taxable entity but was included in the consolidated income tax returns of the Gale Group, the current benefit from or provision for U.S. federal and state income taxes was assumed to be receivable from or payable to The Gale Group in the period presented.

  Segments

     AIC conducts its business within one business segment primarily within North America. Revenues from customers outside of the United States were less than 10% of net revenues for all periods presented in the accompanying statements of operations.

  Comprehensive Income

     Comprehensive income, as defined, includes all changes in equity during a period from non-owner sources. AIC's total comprehensive income was the same as its net income for the year ended December 31, 1998, and for the nine months ended September 30, 1999.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities." Derivatives that are not hedges must be adjusted to fair value through net income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of the derivative are either offset against the change in fair value of assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. SFAS 133 is effective for years beginning after June 15, 2000. AIC does not expect this pronouncement to materially impact AIC's results of operations.

     In February 1998, the Accounting Standards Executive Committee ("AcSEC") issued Statement of Position No. 98-1 (SOP 98-1), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." SOP 98-1 establishes the accounting for costs of software products developed or purchased for internal use, including when such costs should be capitalized. Adoption of this pronouncement, which is effective for fiscal 1999, did not materially impact AIC's results of operations.

     In April 1998, the AcSEC issued Statement of Position No. 98-5 (SOP 98-
5), "Reporting on the Costs of Start-Up Activities." SOP 98-5 requires that the costs of start-up activities, including organizational costs, are expensed as incurred. Adoption of this pronouncement, which is effective for 1999, did not materially impact AIC's results of operations.

  Software Development Costs

     Costs for the development of new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, at which time any additional costs would be capitalized in accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Computer Software To Be Sold, Leased or Otherwise Marketed. The costs to develop such software have not been capitalized as AIC believes its current software development process is essentially completed concurrent with the establishment of technological feasibility.

Advertising

     AIC did not incur any advertising costs for the year ended December 31, 1998 or for the nine months ended September 30, 1999.

3.   Acquisitions

     Effective January 1, 1998, The Gale Group, Inc., a subsidiary of the Thomson Company, Inc., acquired the whole of the partnership interest of AIC. The acquisition has been accounted for using the purchase method of accounting and accordingly the purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The allocation of the purchase price is summarized below (in thousands):

        Goodwill                               $2,629
        Property and equipment                    113
        Net current liabilities assumed          (218)
                                               ------
                Total purchase price           $2,524
                                               ------

      The excess of the purchase price over the fair value of the net tangible assets acquired has been recorded as goodwill.

      In accordance with SAB54, AIC has applied push down accounting for the acquisition by The Gale Group and has therefore recorded goodwill of $2,629,000 arising from the acquisition in its separate financial statements.

4.  Balance Sheet Components

     Property and equipment consisted of the following (in thousands):

                                                    December 31,  September 30,
                                                       1998           1999
                                                    -----------   ------------
Computer equipment and software                      $     222      $     288
Furniture and fixtures                                      13             48
Leasehold improvements                                      29             32
                                                     ---------      ---------
                                                          264             368
Less accumulated depreciation and amortization            (89)           (134)
                                                     ---------      ---------
                                                     $     175      $     234
                                                     =========      =========

     Intangible assets consisted of the following (in thousands):

Goodwill                                             $ 2,629        $   2,629
Less accumulated amortization                           (876)          (1,533)
                                                     ---------      ---------
                                                     $ 1,753        $   1,096
                                                     =========      =========

5.  Commitments

     Operating Lease

     AIC leases its Massachusetts headquarters under a lease agreement, which expires in October 2001. In addition, AIC leases a sales facility in California under a lease agreement, which expired in October 1999. The future minimum lease payments under noncancelable operating leases are (in thousands):


Year ended December 31,
2000                                 $ 92
2001                                  108
                                     ----
                                     $200
                                     ====

Facility rent expense for the year ended December 31, 1998 and the nine months ended September 30, 1999 was approximately $95,000 and $112,000, respectively.

6.  Employee Benefit Plans

    401(k) Savings Plan. AIC has a savings plan (the "Savings Plan") that qualifies as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code. Under the Savings Plan, participating employees may defer a percentage (not to exceed 25%) of their eligible pretax earnings up to the Internal Revenue Service's annual contribution limit. All employees of AIC are eligible to participate in the Savings Plan. AIC is required to match 50% of employee contributions up to a maximum of 6%. Contributions made by AIC to the Savings Plan were approximately $33,000 for the year ended December 31, 1998, and $30,000 for the nine months ended September 30, 1999.

7.  Income Taxes

    The principal items accounting for the difference between income taxes computed at the U.S. statutory rate and the provision for income taxes are as follows:

                                  Year ended          Nine months ended
                                  December 31,           September 30,
                                     1998                     1999
                                  -----------         ------------------
U. S. statutory rate                  34.0%                  34.0%
Amortization of intangible
  assets                              90.0                  253.8
Research and development credit       (4.6)                 (21.8)
State tax                             23.6                   14.0
Accrued liabilities and reserves      40.8                 (232.1)
                                    ------                -------
                                     183.8                   47.9%
                                    ======                =======


     AIC's net deferred tax asset is comprised as follows (in thousands):

                                  December 31,        September 30,
                                     1998                 1999
                                  ------------        -------------
Fixed assets                        $  (9)               $ 125
Accrued Liabilities and Reserves      411                  (11)
Intangibles                            (4)                  (9)
                                    -----                 ----
                                    $ 398                 $105
                                    =====                 ====

    The deferred tax assets have been reclassified to the intercompany account. The Tax Reform Act of 1986 limits the use of net operating loss and tax credit carryforwards in certain situations where changes occur in the stock ownership of a company. AIC may have had an ownership change which will limit the utilization of these carryforwards.

8.  Related Party Transactions

     Certain management services are provided to AIC by the Gale Group. Such services include payroll, legal and other support services. AIC was allocated expenses for the year ended December 31, 1998 and the nine months ended September 30, 1999 of approximately $274,000 and $238,000, respectively, related to these services.

     Management believes that the allocated expenses were made on a reasonable basis. Management believes that the level of expenses would not have been materially different if such services had been provided by third parties.

     AIC provided web-site development and hosting services to the Gale Group and charged approximately $82,000 and $15,000 for those services for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively.

     AIC recharged rent totalling approximately $23,000 to the Gale Group during the year ended December 31, 1998 for shared rent facility expenses.

     AIC is not assessed interest by the Gale Group on its outstanding balances.

     In accordance with the requirements of SFAS No. 107 "Disclosures about Fair Value of Financial Instruments", AIC believes that it is not practicable to estimate the current fair value of the amounts due to the Gale Group because of the related party nature of the transactions.

9.  Subsequent Events

    On October 6, 1999, Autoweb.com, Inc. entered into an agreement with The Gale Group, Inc., a subsidiary of The Thompson Company, Inc., to acquire certain assets and liabilities of AIC for $16.0 million in cash and approximately 364,000 shares of Autoweb.com's common stock valued at approximately $3.3 million. The acquisition has been accounted for by Autoweb.com using the purchase method of accounting and accordingly the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The fair value of net assets acquired was determined by an independent appraiser.

        AUTOWEB.COM, INC. PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

     (b)  Pro Forma Financial Information.

     The following unaudited pro forma combined balance sheet at September 30, 1999 and statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 gives effect to the acquisition of Automotive Information Center by Autoweb.com as if it had occurred at the start of each period presented by combining the results of operations of Automotive Information Center with results of operations of Autoweb.com, Inc. for the respective periods. The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the transaction been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. The unaudited pro forma financial information presented herein should be read in conjunction with the historical financial statements and related notes of Autoweb.com, Inc. in Autoweb's Form S-1, filed in March 1999, the unaudited financial statements and related notes of Autoweb.com, Inc. in Autoweb's Form 10-Q, filed in November 1999 and AIC's historical financial statements included elsewhere in this Form 8-K/A.

     On October 6, 1999, Autoweb.com, Inc. entered into an agreement with The Gale Group, Inc., a subsidiary of The Thompson Company, Inc., to acquire certain assets and liabilities of the Automotive Information Center, a division of The Gale Group, Inc. for $16.0 million in cash and approximately 364,000 shares of Autoweb.com's common stock valued at approximately $3.3 million. The acquisition has been accounted for using the purchase method of accounting and accordingly the purchase price has been allocated to the tangible and intangible assets acquired and liabilities assumed on the basis of their respective fair values on the acquisition date. The fair value of net assets acquired was determined by an independent appraiser. The allocation of the purchase price is summarized below (in thousands):


Intangibles                             $ 9,037
Goodwill                                  9,738
Accounts receivable                       1,329
Property and equipment                      234
Other current assets                         29
Current liabilities                      (1,039)
                                        -------
     Total purchase price               $19,328
                                        =======

                              AUTOWEB.COM INC.
                      PRO FORMA COMBINED BALANCE SHEET
                                 (UNAUDITED)
                               (in thousands)

                                                                                           Pro Forma          Pro Forma
At September 30, 1999                         Autoweb.com, Inc.          AIC              adjustments          combined
                                             -------------------    --------------   --------------------   --------------
ASSETS
Current assets:                                                                            (A)
Cash and cash equivalents.........................     $ 31,665          $    384       $(16,384)               $ 15,665

Short term investments............................       28,582                --             --                  28,582
Accounts receivable, net..........................        5,269             1,329             --                   6,598
Prepaid expenses and other current assets.........        6,447                29             --                   6,476
Amounts due from The Gale Group...................           --               259           (259)
                                                       --------          --------       --------                --------
   Total current assets...........................       71,963             2,001        (16,643)                 57,321
Property and equipment, net.......................        1,753               234             --                   1,987
Purchased technology and other intangible
 assets...........................................        1,496                            9,037                  10,533
Goodwill..........................................            0             1,096          8,642                   9,738
                                                       --------          --------       --------                --------
  Total assets....................................     $ 75,212          $  3,331       $  1,036                $ 79,579
                                                       ========          ========       ========                ========
LIABILITIES AND STOCKHOLDERS/DIVISIONAL EQUITY
Accounts payable and other accrued expenses.......     $  6,818          $     27       $     --                $  6,845
Accrued payroll and related expenses..............        1,979               388             --                   2,367
Deferred revenue..................................          591               624             --                   1,215
Current portion of notes and capital lease
 obligations payable..............................          334                --             --                     334
                                                       --------          --------       --------                --------
   Total current liabilities......................        9,722             1,039             --                  10,761
Notes and capital lease obligations
 payable, net of current portion..................          430                --             --                     430
                                                       --------          --------       --------                --------
   Total liabilities..............................       10,152             1,039             --                  11,191
                                                       --------          --------       --------                --------
Stockholders'/divisional equity
Common stock......................................           18                --              1                      19
Divisional equity.................................           --             2,292         (2,292)                     --
Additional paid in capital........................       99,222                --          3,327                 102,549
Unearned stock based compensation.................       (6,808)               --             --                  (6,808)
Accumulated deficit...............................      (27,372)               --             --                 (27,372)
                                                       --------          --------       --------                --------
   Total stockholders'/divisional equity..........       65,060             2,292          1,036                  68,388
                                                       --------          --------       --------                --------
   Total liabilities and stockholders'/divisional
    equity........................................     $ 75,212          $  3,331       $  1,036               $  79,579
                                                       ========          ========       ========                ========

                  PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


Year ended December 31, 1998                                               Automotive             Pro Forma            Pro Forma
                                                   Autoweb.com, Inc.   Information Center        adjustments           combined
                                                   ------------------  -------------------   --------------------     ----------
                                                                                                        (A)
Net revenues  .....................................         $ 13,041               $3,924                               $ 16,965
Cost of net revenues  .............................              842                1,235                                  2,077
                                                            --------               ------                               --------
       Gross profit  ..............................           12,199                2,689                                 14,888
                                                            --------               ------                               --------
Operating expenses:
       Sales and marketing  .......................           13,619                  479                                 14,098
       Product development  .......................              586                  263                                    849
       General and administrative  ................            3,818                  713                                  4,531
       Stock-based compensation  ..................            5,601                    0                                  5,601
       Amortization of intangibles.................                0                  876               $ 5,194            6,070
                                                            --------               ------               -------         --------
Total operating expenses ..........................           23,624                2,331                 5,194           31,149
                                                            --------               ------               -------         --------
Income (loss) from operations  ....................          (11,425)                 358                (5,194)         (16,261)
Interest and other (expense), net  ................              (59)                 (27)                                   (86)
                                                            --------               ------               -------         --------
Income (loss) before taxes.........................          (11,484)                 331                (5,194)         (16,347)
Income tax expense.................................                0                 (609)                  609                0
                                                            --------               ------               -------         --------
Net loss...........................................          (11,484)                 (278)              (4,585)         (16,347)
Accretion of mandatorily redeemable convertible
 preferred stock to redemption value...............             (890)                  --                                   (890)
                                                            --------               ------               -------         --------
Net loss ttributable to common
 stockholders......................................         $(12,374)              $  (278)             $(4,585)        $(17,237)
                                                            ========               =======               =======         ========
Pro forma net loss per share:
 Basic and diluted  ...............................                                                                     $  (2.10)
                                                                                                                        ========
 Weighted average shares--pro forma basic and
  diluted  ........................................                                                                        8,214 (B)
                                                                                                                        ========

Nine months ended September 30, 1999                                Automotive
                                                                   Information              Pro Forma
                                             Autoweb.com, Inc.        Center               adjustments       Pro Forma combined
                                             ------------------  ----------------       ------------------   -------------------
                                                                                                  (A)
Net revenues  .................................       $ 21,187             $3,848                                     $ 25,035
Cost of net revenues  .........................          2,141              1,756                                        3,897
                                                      --------             ------                                     --------
       Gross profit  ..........................         19,046              2,092                                       21,138
                                                      --------             ------                                     --------
Operating expenses:
       Sales and marketing  ...................         21,071                735                                       21,806
       Product development  ...................          2,843                105                                        2,948
       General and administrative  ............          4,856                530                                        5,386
       Stock-based compensation  ..............          1,654                  0                                        1,654
       Amortization of intangibles.............              0                657                 $ 3,896                4,553
                                                      --------             ------                 -------             --------
Total operating expenses.......................         30,424              2,027                   3,896               36,347
                                                      --------             ------                 -------             --------
Income (loss) from operations  ................        (11,378)                65                  (3,896)             (15,209)
Interest and other income (expense), net  .....          1,634                 23                                        1,657
                                                      --------             ------                 -------             --------
Income (loss) before taxes.....................         (9,744)                88                  (3,896)             (13,552)
Income tax expense.............................              0                (42)                     42                  --
                                                      --------             ------                 -------             --------
Net income (loss)..............................       $ (9,744)            $   46                 $(3,854)            $(13,552)
                                                      ========             ======                 =======             ========
Proforma net loss per share:
 Basic and diluted  ...........................                                                                       $  (0.67)
                                                                                                                      ========
 Weighted average shares--proforma basic and
  diluted  ....................................                                                                         20,236 (B)
                                                                                                                      ========

NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

  The following adjustments were applied to Autoweb.com, historical financial statements and those of Automotive Information Center to arrive at the pro forma financial information.

(A) The pro forma Autoweb.com, Inc. and Automotive Information Center historical financial information for 1998 and 1999 were adjusted to reflect the cash consideration paid for the acquisition and to record the amortization of goodwill and other intangible assets related to the acquisition of Automotive Information Center by Autoweb.com as if the transaction occurred at the beginning of each period presented as follows (in thousands):

                                                                        Amortization Expense
                                                                   -----------------------------
                                                                                    Nine Months
                                                                    Year Ended         Ended
                                                   Amortization    December 31,    September 30,
                                      Amount          Period           1998             1999
                                   ------------    ------------    ------------    -------------
Acquired Technology/database.....    $1,102          3 years       $    367        $     275
Tradename........................       480          4 years            120               90
Workforce........................     1,728          4 years            432              324
Customer base....................     5,727          3 years          1,909            1,432
Goodwill.........................     9,738          3 years          3,242            2,432
                                                                   -----------     ------------
                                                                   $  6,070        $   4,553
                                                                   ===========     ============

(B) The pro forma adjustment to the weighted average shares outstanding assumes the issuance of 363,636 shares, the stock portion of the purchase price, at the beginning of each period presented.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated: December 21, 1999            Autoweb.com, Inc.


                                    By:  /s/ Thomas L. Stone
                                        -------------------
                                        Thomas L. Stone
                                        Chief Financial Officer